EXHIBIT 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (subsections (a) and (b) of

Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Global-Tech Advanced Innovations Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

(1) The Annual Report on Form 20-F for the period ended March 31, 2015 (the “Form 20-F”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2) The information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 20-F.

Date: July 17, 2015

/s/ John C.K. Sham
John C.K. Sham
President, Chief Executive Officer and Acting Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form 20-F or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.